PROXY STATEMENT PURSUANT TO 14(A) OF THE SECURITIES

                      EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [  ]    FILED BY A PARTY OTHER THAN THE REGISTRANT [X]

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Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Definitive Proxy Statement


[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   BIOSAFE INTERNATIONAL, INC.
         (Name of Registrant as Specified In Its Charter)

                NEWCOURT LANDFILL REMODELING GROUP
            (Name of Person(s) Filing Proxy Statement)

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pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid
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                   BIOSAFE INTERNATIONAL, INC.
                        10 FAWCETT STREET
                  CAMBRIDGE, MASSACHUSETTS 02138

                               ----------------

     SOLICITATION OF COMPETING PROXIES BY NEWCOURT LANDFILL
              REMODELING GROUP FOR SPECIAL MEETING
       OF STOCKHOLDERS TO BE HELD ON FRIDAY, MARCH 21, 1997

                               -----------------

To Our Fellow BioSafe International Shareholders:

     You have already been invited to attend a Special Meeting of Stockholders (the "Special Meeting") of BioSafe International, Inc. (the "Company") which will be held on Friday, March 21, 1997 at 10:00 a.m. at the Company's offices located at 10 Fawcett Street, Cambridge, MA 02138, for the following purposes:

     1. To act upon a proposal to approve the change of the Company's state of incorporation from Nevada to Delaware, including the change of the Company's name to "Waste Systems International, Inc." as the name of the surviving corporation, through a merger of the Company into a wholly-owned subsidiary, and all effects thereof, including the conversion of each outstanding company security into a corresponding security of the surviving corporation and certain changes to the Company's Certificate of Incorporation and Bylaws.

     2. To consider and take action upon such other matters as may properly come before the meeting.

     In the opinion of the Newcourt Landfill Remodeling Group, the Company's proposal to change the state of incorporation is merely a guise to insert certain anti-takeover provisions into the Company's charter and bylaws. Such provisions are almost never in the best interests of shareholders, but rather serve to entrench management of under performing companies. Given the extremely poor performance of the Company's officers and directors over the past 12 months, since the resignation of Dr. Richard Rosen, the Newcourt Landfill Remodeling Group does not feel that this proposal is in the best interests of the Company's shareholders.

     Newcourt Landfill Remodeling Group urges you not to sign any proxy card which has been or will be sent to you by the Company. You will be sent a green proxy card with a definitive proxy statement from Newcourt Landfill Remodeling Group. At that time we urge you to fill in and sign the green Proxy Card, solicited by Newcourt Landfill Remodeling Group, and to mail it promptly in the postage-prepaid envelope which will be provided with the definitive proxy statement of Newcourt Landfill Remodeling Group. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Special Meeting may vote in person, even if they have previously delivered a signed proxy.

                                   Very truly yours,

                                    /s/ Dr. Richard Rosen
                                        Newcourt Landfill Remodeling Group
                                        Dr. Richard Rosen
                                        Shareholder

Boston, MA
March 14, 1997


                   BIOSAFE INTERNATIONAL, INC.

                        10 FAWCETT STREET
                  CAMBRIDGE, MASSACHUSETTS 02138

                               ----------------

                         PROXY STATEMENT
                                OF
                NEWCOURT LANDFILL REMODELING GROUP

                               ----------------

     SOLICITATION OF COMPETING PROXIES BY NEWCOURT LANDFILL
              REMODELING GROUP FOR SPECIAL MEETING

          OF STOCKHOLDERS TO BE HELD ON FRIDAY, MARCH 21, 1997

                               -----------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by Newcourt Landfill Remodeling Group of BioSafe International, Inc. (the "Company") for use at the Special Meeting of Stockholders of the Company to be held on March 21, 1997, and at any adjournments or postponements thereof (the "Special Meeting"). At the Special Meeting, stockholders will be asked to act upon a proposal to change the state of the Company's incorporation from Nevada to Delaware and to change the Company name to "Waste Systems International, Inc." The reincorporation will result from a merger of the Company into a wholly-owned subsidiary, (the "Delaware Company") and all effects thereof, including the conversion of each outstanding Company security into a corresponding security of the surviving corporation and the adoption of the Delaware Company's Certificate of Incorporation (the "Delaware Certificate") and Bylaws (the "Delaware Bylaws," together with the Delaware Certificate, the "Delaware Charter Documents"). Throughout the proxy statement, the term "Merger" shall refer to the merger of the Company into the Delaware Company and all effects thereof.

     At the Special Meeting, the Newcourt Landfill Remodeling Group will make a presentation opposing these transactions. These transactions may appear harmless on their face, but in reality the Delaware Certificate and the Delaware Bylaws contain numerous anti-takeover provisions. These provisions include a staggered Board of Directors, provisions making it difficult to remove existing directors, and difficult amendment thresholds.

     The Company's proposal would cause the Board of Directors to be divided into three classes serving staggered three year terms. This would result in the necessity of replacing all of the directors over a three year period for anyone who desired to alter the Board of Directors.

     The Company's proposal would require a two-thirds vote of the shareholders to remove a director for cause. A director could not be removed unless it was for cause. This would result in the entrenchment of the current directors, and would not serve to encourage them to do a reasonable job.

     The Company's proposal would also require an 80% vote of the stockholders to amend the Delaware Charter. These provisions all serve the purpose of entrenching management, without creating any shareholder value, and actually serve to decrease the Board's need to be responsive to shareholder value.

     NEWCOURT LANDFILL REMODELING GROUP URGES YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE SPECIAL MEETING TO NEWCOURT LANDFILL REMODELING GROUP, 55 CAMBRIDGE STREET, BURLINGTON, MA 01803, OR TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE SPECIAL MEETING. SEE "VOTING AND PROXY PROCEDURES" BELOW.

     The record date for determining stockholders entitled to notice of and to vote at the Special Meeting is March 10, 1997 (the "Record Date"). Stockholders of record at the close of business on the Record Date will be entitled to one vote at the Special Meeting for each share of common stock, par value $.001 per share (the "Common Stock").

     As of the Record Date, the Newcourt Landfill Remodeling Group and its affiliates beneficially owned an aggregate of 1,047,000 shares of Common Stock, representing approximately 6.4% of the outstanding shares of Common Stock.

                        VOTING PROCEDURES

     The presence of a majority of the outstanding Common Stock, represented in person or by proxy at the Special Meeting, will constitute a quorum.
Common Stock represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. With respect to the Company's proposal, the affirmative vote of the holders of at least a majority of the Common Stock represented in person or by proxy at the Special Meeting and entitled to vote on the particular matter is required, assuming the presence of a quorum at the Special Meeting.

                         PROXY PROCEDURES

     IN ORDER FOR YOUR VIEWS TO BE REPRESENTED AT THE SPECIAL MEETING, UPON RECEIPT OF THE GREEN PROXY CARD FROM THE NEWCOURT LANDFILL REMODELING GROUP PLEASE MARK, SIGN, DATE AND RETURN IT TO NEWCOURT LANDFILL REMODELING GROUP, 55 CAMBRIDGE STREET, BURLINGTON, MA 01803, IN THE POSTAGE-PREPAID ENVELOPE WHICH WILL BE PROVIDED. THE GREEN PROXY CARD WILL BE VOTED AT THE SPECIAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS ON SUCH CARD.

                      ADDITIONAL INFORMATION

     Certain information regarding the Common Stock held by the Company's Directors, management and 5% shareholders is contained in the Company's Proxy Statement and is incorporated herein by reference.

      Newcourt Landfill Remodeling Group assumes no responsibility for the accuracy or completeness of any information contained herein which is based on, or incorporated by reference to, the Company's Proxy Statement.

                                            Newcourt Landfill Remodeling Group

March 14, 1997







[Logo for Applied Recycling, Inc.
appears along left margin including
address of 55 Cambridge Street,
Burlington, MA 01803-4612, Tel:
617-497-1200, and Fax: 617-497-0702]

                                               February 4, 1997

To:         <<Name>>
            <<Company>>


From:       Douglas M. Cohen
            Senior Vice President and
             Chief Financial Officer

Subject:    BioSafe Proxy

Richard Rosen has asked me to write to you today with an analysis of the proposal to approve the change in BioSafe's state of incorporation from Nevada to Delaware including a change of corporate name and related changes to the certificate of incorporation and bylaws, all of which constitutes the single question being asked at a special meeting of the stockholders on February 14, 1997.

Hidden in the "related changes to the certificate of incorporation and bylaws" and is a far more serious issue -- that of the adoption of anti-takeover provisions. Such provisions are, in our opinion, almost never in the stockholders' interest, but rather serve to insulate management from the consequences of their actions.

As described on page 3 of the proxy, the Delaware Certificate of Incorporation provides that the company's board of directors be divided into three classes of directors serving staggered three-year terms. As a result, anyone wishing to change management would have to replace the management slate of directors in two successive elections over a two-year period.

The certificate further provides (proxy, page 3) that a director may be removed only for cause and then, only by an affirmative vote of two-thirds of the outstanding shares at a special meeting called for that purpose.

Finally, the Delaware Certificate provides that it takes 80% of the shares to amend or repeal any of the provisions regarding directors or amendments to the Delaware Certificate (proxy, page 8).

Taken together, these provisions would make it virtually impossible to replace the directors. In the event that a hostile party were dissatisfied with the way the company is being run and wanted to take over -- even if such an outside party were to own or be willing to buy a majority interest in the company -- it would take two elections to replace the board; this would have a chilling effect on the willingness of any outside party to attempt to increase shareholder value.

We are not proposing any kind of takeover; we would like to see this proposal, which requires a majority vote of the stockholders to be passed, defeated so as not to preclude a white knight which might appear in the future.

If you have any questions on this, please feel free to give Richard or me a call at 497-1200.

http://208.246.229/scripts/new...W\1997\1\21\Bu44294T1206.html&BSFE

                    New Company -  Market News
                   --------------------------

BIOSAFE PLANS NAME CHANGE TO WASTE SYSTEMS INTERNATIONAL

CAMBRIDGE, Mass. -- (BUSINESS WIRE) -- Jan. 21, 1997-- BioSafe International, Inc. (NASDAQ: BSFE), an innovative waste management company, announced that it plans to change its name to Waste Systems International, Inc. to reflect the company's ongoing business focus. "We're very pleased with the name change, as Waste Systems International describes our role in supplying solutions for waste management problems both in the United States and throughout the world," according to Phil Strauss, the company's chairman, chief executive officer and president. The company's name change will become official on Feb. 14, 1997, pending approval by shareholders at a special meeting on that date. A formal announcement will be made when the name change is effective.

BioSafe International has focused on developing different types of waste management approaches and has succeeded in receiving patents for its landfill remodeling process and its medical waste treatment technology. BioSafe is now actively pursuing implementation of its innovative waste management approaches, and the new name will reflect the change in the company's focus. The company's landfill remodeling process has large and growing domestic and international markets. In a landfill remodeling project, BioSafe recovers up to 80 percent of the previously used space at the landfill, while converting the landfill into an environmentally sound facility with liners and leachate collection systems. The company then generates revenues from the receipt of tipping fees for disposal in the newly created space.

BioSafe currently operates landfills in Moretown, Vt., and Fairhaven, Mass., where it is undertaking the world's largest landfill remodeling project. In addition, the company has signed agreements with the Massachusetts towns of Buckland and South Hadley to remodel their municipal landfills. For each of its landfills, the company plans to develop an integrated solid waste management operation, including hauling activities and transfer stations, to ensure a long-term stable waste flow. As part of its efforts to commercialize its patented medical waste treatment technology, the company has signed an agreement with ScotSafe Ltd., a Glasgow, Scotland company, for the exclusive licensing rights to use that treatment technology throughout Europe. Under an existing licensing agreement, ScotSafe currently operates three facilities in England, Scotland and Ireland that use BioSafe's treatment technology, known as continuous-flow auger (CFA) technology. This technology provides a non-burn solution for treating medical waste and offers a safe alternative to conventional incineration.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among others, statements regarding plans and prospects for implementation of the company's waste management approaches, results that may be achieved through application of the company's technology, potential future landfill projects and plans for development of an integrated solid waste management operation by the company. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of uncertainties, including without limitation uncertainties regarding the company's ability to finance an expansion of its business to include additional solid waste management activities, its ability to manage any such additional activities, the characteristics of particular projects and their effect on the results and market acceptance of the company's current and planned solid waste management approaches.

Copyright 1997, Business Wire

                    New Company - Market News
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